                                                                     Exhibit 4.3


                             STOCK OPTION AGREEMENT

         This Stock Option Agreement (this "Agreement") dated February 26, 1999 is made by and between World Color Press, Inc., a Delaware corporation ("WCP"), and Robert G. Burton, an individual with a residence at 170 Clapboard Ridge Road, Greenwich, CT 06831 (the "Optionholder"). WCP and the Optionholder are sometimes herein referred to collectively as the "Parties."



                                    RECITALS

         A.       The Optionholder is a senior management employee of WCP.

         B. WCP wishes to grant to the Optionholder certain options (the "Options") to purchase shares of its common stock, par value $.01 per share (the "Common Stock"). The term "Options" as used in this Agreement shall include all Options granted to the Optionholder pursuant to this Agreement. Upon exercise of Options granted hereunder in accordance with the terms hereof and issuance of Common Stock upon such exercise the Optionholder will become the holder of "Option Shares."

         C. The Compensation Committee (the "Committee") of the Board of Directors of WCP (the "Board") has determined that it would be to the advantage and best interest of WCP and its stockholders to grant the Options provided for herein to the Optionholder as an inducement to continue to perform services for the Company (as hereinafter defined) and as an incentive for increased efforts during such service, and has advised WCP thereof and instructed the undersigned officer to issue said Options. For the purposes of this Agreement, the "Company" shall mean WCP, together with its subsidiaries.

         D. WCP has entered into and may in the future enter into other agreements ("Other Stock Option Agreements") between WCP and holders of stock options granted by World Color Press, Inc. (collectively, the "Other Optionholders").

         E. WCP has reserved a sufficient amount of treasury shares to cover the common stock issuable upon the exercise of the options.

                                   AGREEMENTS

         1. GRANT OF OPTIONS. In consideration of the Optionholder's agreement to provide services to the Company and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, WCP irrevocably grants to the Optionholder on the date hereof an aggregate of 550,000 Options, each to purchase initially one share of Common Stock (shares issuable upon exercise of the Options are collectively referred to herein as the "Option Shares"), upon the terms and conditions set forth in this Agreement. The Options granted hereby are designated non-qualified stock options (and NOT "Incentive Stock Options" under Section 422 of the Internal Revenue Code ("Code")) and are nontransferable except as otherwise expressly set forth herein.

         2. EXERCISE PRICE. The purchase price of the Option Shares upon exercise of any of the Options (the "Exercise Price" or "Option Price Per Share") shall initially be $24.33 per share, without commission or other charge.

         3.       EXERCISABILITY.

         (a) The Options shall become exercisable as follows:

                  DATE OPTIONS BECOME EXERCISABLE                                    EXERCISABLE PERCENTAGE OF OPTIONS
                  -------------------------------                                    ---------------------------------
                  From February 3, 1999 ("Vesting Date") until the first                             0%
                  anniversary of the Vesting Date

                  On and after the first anniversary of the Vesting date until                       20%
                  the second anniversary of the Vesting date

                  On and after the second anniversary of the Vesting date until
                  the third anniversary of the Vesting date                                          40%

                  On and after the third anniversary of the Vesting date until
                  the fourth anniversary of the Vesting date                                         60%

                  On and after the fourth anniversary of the Vesting date until
                  the fifth anniversary of the Vesting date                                          80%

                  On and after the fifth anniversary of the Vesting date                            100%

         (b) Notwithstanding the foregoing, 100% of the Options shall become exercisable (but only to the extent such Option has not otherwise then terminated or become unexercisable) immediately prior to the occurrence of a Change of Control (as hereinafter defined); provided, however, that as a condition subsequent to the acceleration of the exercisability of the Option pursuant to this paragraph, the Change of Control shall be consummated. In the event the contemplated Change in Control is not consummated, the acceleration of exercisability and the exercise, if any, of the Option shall be void AB INITIO.

         (c) Notwithstanding the foregoing, all Options that are not exercisable at the time of the termination of employment of the Optionholder for any reason other than by reason of the Optionholder's death, Permanent Disability or Permitted Retirement (each as hereinafter defined) shall be automatically and immediately canceled without any payment or other action by the Company. In the event of and upon the termination of the Optionholder's employment because of the Optionholder's death, Permanent Disability or Permitted Retirement, all of the Optionholder's Options granted hereunder shall immediately become exercisable.

         (d) For purposes of this Agreement the following definitions shall apply: "Cause" shall mean (i) the Optionholder's failure to render services to the Company, which failure amounts to a material and flagrant neglect of such duties, (ii) the Optionholder's willful engagement in conduct that is, or that he or she intends to be, materially injurious to the Company, (iii) the Optionholder's commission of an act of fraud, conversion, misappropriation (including, but not limited to, the unauthorized use or disclosure of confidential or proprietary information of the Company), embezzlement or felony,
(iv) a conviction of or guilty plea or his or her confession to any fraud, conversion, misappropriation, embezzlement or felony or (v) the Optionholder's repeated taking of any action prohibited by the Board, PROVIDED that he or she has received at least one written notice of having taken an action so prohibited; "Good Reason" shall mean, in each case without the Optionholder's consent, (i) a material adverse change, when viewed in the aggregate, in the Optionholder's duties, responsibilities, base compensation, bonus eligibility and/or other material matters directly related to his or her employment with the Company or (ii) the Optionholder's relocation by the Company to a location more than 100 miles from the Optionholder's immediately prior location.

         (e) For purposes of this Agreement, the Optionholder shall be deemed to have a "Permanent Disability" if he or she is unable to engage in the activities required by employment by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as reasonably determined by the Board in good faith and in its discretion.

         4.       MANNER OF EXERCISE.

         (a) PARTIAL EXERCISE. An exercisable Option may be exercised at any time prior to the time when the Option becomes unexercisable under Section 10; PROVIDED that each exercise shall be for not less than 50 Option Shares and shall be for whole Option Shares only.

         (b) MANNER OF EXERCISE. An exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

                  (i) A written notice complying with the applicable rules established by the Committee stating that the Option is exercised. The Optionholder or other person then entitled and authorized to exercise the Option shall sign the notice;

                  (ii) Such representations and documents as the Committee, in its discretion, deems necessary, appropriate or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended (the "Act"), and any other federal or state securities laws, rules or regulations or stock exchange requirements. The Committee may, in its discretion, also take whatever additional actions it deems necessary, appropriate or advisable to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to transfer agents and registrars;

                  (iii) In the event that the Option shall be exercised by any person or persons other than the Optionholder, appropriate proof of the right of such person or persons to exercise the Option; and

                  (iv) Full payment (by certified or bank check or by wire transfer of immediately available funds) to the Secretary of the Company for the Option Shares with respect to which Options are exercised and any applicable withholding taxes. In its discretion, however, the Committee may (A) allow a delay in payment up to thirty
         (30) days from the date the Option is exercised; (B) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionholder (including, subject to Section 4(c), Option Shares issuable upon such exercise), duly endorsed for transfer to WCP, having an Aggregate Market Value (as hereinafter defined) on the date of delivery equal to the aggregate Exercise Price of the Options; (C) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (D) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee; or (E) allow payment through any combination of the consideration provided in the foregoing subparagraphs (B), (C) and (D). In the case of a promissory note, the Committee may also prescribe the form of such note and the security to be given for such note. No Option may be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

         (c) CERTAIN TIMING REQUIREMENTS. At the discretion of the Committee, shares of Common Stock issuable to the Optionholder upon exercise of the Option may be used to satisfy the Option Exercise Price or the tax withholding consequences of such exercise.

         (d) RIGHTS AS STOCKHOLDERS. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of WCP in respect of any shares purchasable upon the exercise of any Option unless and until certificates representing such shares have been issued by the Company to such holders.

         (e) CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES. WCP may postpone the time of delivery of the certificates for Option Shares for such additional time as WCP shall deem necessary or desirable to enable it to comply with the listing requirements of any securities exchange with which the Common Stock may be listed or the requirements of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rules and regulations of the Securities and Exchange Commission promulgated thereunder, or the requirements of applicable state laws relating to the authorization, issuance or sale of securities.

         5.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE OPTIONHOLDER.

         (a) (1) The Optionholder hereby represents and warrants that he or she is acquiring the Options and any Option Shares issued upon exercise thereof for investment for his or her own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof.

         (2) The Optionholder acknowledges and agrees that no Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionholder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, that nothing in this Section 5 shall prevent transfers by will, by the applicable laws of descent and distribution or, with the consent of the Committee, the transfer of Options by gift made in compliance with the federal securities laws to a family member of the Optionholder or a family trust or for other estate planning purposes.

         (3) The Optionholder further agrees and acknowledges that he or she will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any such act being referred to herein as a "transfer") any Option Shares unless such transfer complies with Section 6 of this Agreement and such transfer is pursuant to (i) an effective registration statement under the Act and the rules and regulations thereunder and in compliance with any applicable state securities or "blue sky" laws, or (ii) (A) an opinion of counsel to the Optionholder (which counsel shall be reasonably acceptable to WCP) furnished to WCP and satisfactory in form and substance to WCP that no such registration is required because of the availability of an exemption from registration under the Act and (B) if the Optionholder is a citizen or resident of any country other than the United States, or the Optionholder desires to effect any transfer in any such country, counsel for the Optionholder (which counsel shall be reasonably satisfactory to WCP) shall have furnished WCP with an opinion or other advice satisfactory in form and substance to WCP to the effect that such transfer will comply with the securities laws of such jurisdiction.

         (b) Notwithstanding the foregoing, WCP acknowledges and agrees that any of the following transfers of Option Shares are deemed to be in compliance with the Act and this Agreement and no opinion of counsel is required in connection therewith:

                  (i) A transfer of Option Shares made pursuant to Sections 7 or 8 of this Agreement;

                  (ii) A transfer of Option Shares upon the death of the Optionholder to his or her executors, administrators, testamentary trustees, legatees or beneficiaries (the "Optionholder's Estate") or a transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Option Shares in accordance with the terms of this Agreement; PROVIDED that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions of this Agreement as if such transferee were the Optionholder;

                  (iii) A transfer of Option Shares made in compliance with the federal securities laws to a trust or custodianship the beneficiaries of which, a partnership (general or limited) the partners of which, or a limited liability company the members of which, may include only the Optionholder, his or her spouse or his or her lineal descendants by blood or adoption (the "Optionholder's Trust") or a transfer of Option Shares made after the third anniversary of the Vesting date to such a trust, partnership or limited liability corporation by a person who has become a holder of such Option Shares in accordance with the terms of this Agreement; PROVIDED that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions of this Agreement as if such transferee were the Optionholder; and

                  (iv) A pledge or hypothecation by the Optionholder or the Optionholder's Trust of the Option Shares or his or her or its interest therein to a bank or other financial institution (a "Pledgee") reasonably satisfactory to WCP to secure a loan by such Pledgee to the Optionholder or the Optionholder's Trust, as the case may be, for the purchase of the Option Shares or the refinancing of any indebtedness incurred for the purchase of the Option Shares; PROVIDED that (A) such Pledgee agrees in writing to accept the Option Shares or interest therein subject to all of the terms and conditions of this Agreement as if such Pledgee were the Optionholder and to notify WCP upon the happening of any default or event of default under the terms of the agreement with the Optionholder or the Optionholder's Trust, as the case may be, relating to such pledge or hypothecation and (B) the Optionholder or the Optionholder's Trust, as the case may be, delivers to the Board a copy of all proposed documentation relating to such pledge or hypothecation at least ten days before the scheduled date of such pledge or hypothecation, and prior to such scheduled date WCP has confirmed that such documentation is reasonably satisfactory to it in form and substance.

         (c) The certificate (or certificates) representing the Option Shares shall bear the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF STOCK OPTION AGREEMENT DATED FEBRUARY 26, 1999 BETWEEN WORLD COLOR PRESS, NC. ("WCP") AND THE OPTIONHOLDER NAMED ON THE FACE HEREOF (A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF WCP). EXCEPT AS OTHERWISE PROVIDED N SUCH AGREEMENT, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS OR (B) (I) IF WCP HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER, SALE,

                  ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER, AND IN COMPLIANCE WITH APPLICABLE PROVISIONS OF STATE SECURITIES LAWS, AND (II) IF THE HOLDER IS A CITIZEN OR RESIDENT OF ANY COUNTRY OTHER THAN THE UNITED STATES, OR THE HOLDER DESIRES TO EFFECT ANY SUCH TRANSACTION IN ANY SUCH COUNTRY, THE COMPANY HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OR OTHER ADVICE OF COUNSEL FOR THE HOLDER THAT SUCH TRANSACTION WILL NOT VIOLATE THE LAWS OF SUCH COUNTRY."

         (d) The Optionholder acknowledges that he or she has been advised that
(i) the issuance of the Option Shares upon exercise of the Options will not have been registered under the Act, (ii) the Option Shares must be held indefinitely and the Optionholder must continue to bear the economic risk of the investment in the Option Shares unless they are subsequently registered under the Act or an exemption from such registration is available, (iii) no assurance can be given that there will be any public market for the Option Shares, (iv) no assurance can be given that Rule 144 promulgated under the Act will be available with respect to the sales of any securities of WCP, and WCP has made no covenant to make such Rule available, (v) when and if any of the Option Shares may be disposed of without registration in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (vi) if the Rule 144 exemption is not available, public sale without registration will require compliance with some other exemption under the Act,
(vii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Option Shares and (viii) a notation shall be made in the appropriate records of WCP and/or the transfer agent for the Common Stock indicating that the Option Shares are subject to restriction on transfer and appropriate stop transfer restrictions will be issued to WCP's stock transfer agent with respect to the Option Shares.

         (e) If any of the Option Shares are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Optionholder shall promptly notify WCP of such intended disposition and shall deliver to WCP at or prior to the time of such disposition such documentation as WCP may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to WCP an executed copy of any notice on Form 144 required to be filed with the Securities and Exchange Commission ("SEC").

         (f) The Optionholder agrees that, if any securities of WCP are offered to the public pursuant to an effective registration statement under the Act, the Optionholder will not effect any public sale or distribution of any Option Shares not covered by such registration statement within seven days prior to, or within 180 days (or in an underwritten public offering, any such lesser period as the underwriters may agree to) after, the effective date of such registration statement, unless otherwise agreed to in writing by WCP; PROVIDED that the Optionholder shall have been notified in writing of such offering.

         6.       RESTRICTION ON TRANSFER OF OPTION SHARES.

         (a) Except for transfers otherwise permitted by this Agreement, the Optionholder agrees that he or she will not transfer, sell, assign, pledge, hypothecate or otherwise dispose of any Option Shares at any time prior to the fifth anniversary of the Vesting Date. The restrictions on transfer provided in this Section 6 shall not apply as of any date (the "Calculation Date") to a number of Option Shares (the "Unrestricted Shares") held in the aggregate by the Optionholder, the Optionholder's Trust, the Optionholder's Estate and all Pledgees equal to the excess, if any, of (i) the product of (A) the total number of Option Shares covered by all Options received by the Optionholder on the Vesting Date and (B) the Vested Percentage as of such date over (ii) the total number of Option Shares transferred by the Optionholder, the Optionholder's Trust, the Optionholder's Estate and all Pledgees after the date hereof, other than pursuant to transfers permitted by clauses (ii), (iii) and (iv) of Section 5(b) hereof. No transfer of any such shares in violation hereof shall be made or recorded on the books of WCP (or any transfer agent or registrar therefor) and any such transfer shall be null and void and of no force or effect.

         (b) For purposes of this Agreement, the "Vested Percentage" with respect to Option Shares shall be determined as follows:

         CALCULATION DATE                                                           VESTED PERCENTAGE
         ----------------                                                           -----------------

         From Vesting Date until the first anniversary of the                               0%
         Vesting Date

         On and after the first anniversary of the Vesting Date until the second            20%
         anniversary of the Vesting Date

         On and after the second anniversary of the Vesting Date until the third            40%
         anniversary of the Vesting Date

         On and after the third anniversary of the Vesting Date until the fourth            60%
         anniversary of the Vesting Date

         On and after the fourth anniversary of the Vesting Date                            80%
         until the fifth anniversary of the Vesting Date

         On and after the fifth anniversary of the Vesting Date                             100%


         7. OPTIONHOLDER'S RIGHT TO RESELL OPTION SHARES AND OPTIONS TO WCP UPON DEATH OR DISABILITY.

         (a) Except as otherwise provided herein, if on or before the fifth anniversary of the Vesting Date, (i) the Optionholder dies or becomes Permanently Disabled and (ii) at the time of his or her death or Permanent Disability, the Optionholder (A) was still in the employ of the Company, (B) had retired from the Company at age 65 or over (or such other age as may be approved by the Board) after having been employed by the Company continuously for at least three years after the Vesting Date (a "Permitted Retirement"), or (C) had terminated employment with Good Reason, then the Optionholder, the Optionholder's Estate and/or the Optionholder's Trust, as the case may be, shall have the right for six months from the date of death or Permanent Disability to elect on one occasion (x) to sell to WCP, and WCP shall be required to purchase all or any portion of the Option Shares then held by the Optionholder, the Optionholder's Estate and/or the Optionholder's Trust, as the case may be, at the Section 7 Repurchase Price, as determined in accordance with Section 9 and/or (y) to require WCP to pay to the Optionholder an amount equal to the Option Excess Price (as defined in Section 10(a)) determined on the basis of the Section 7 Repurchase Price as provided in Section 9 with respect to the termination of all or any portion of outstanding Options held by the Optionholder.

         (b) The Optionholder, the Optionholder's Estate and/or the Optionholder's Trust, as the case may be, shall send written notice to WCP of his, her or its election to sell such Option Shares and/or to terminate such Options in exchange for the payment referred to in the preceding subsection (a) (the "Redemption Notice") within the six-month period referred to in Section 7(a). The completion of the purchase shall take place at the principal office of WCP on the 15th business day after the receipt by WCP of a properly given Redemption Notice. The Section 7 Repurchase Price and any payment with respect to the Options as described above shall be paid by delivery to the Optionholder, the Optionholder's Estate or the Optionholder's Trust, as the case may be, of a certified or bank check or checks in the appropriate amount payable to the order of the Optionholder, the Optionholder's Estate or the Optionholder's Trust, as the case may be, against delivery of certificates or other instruments representing the Option Shares so purchased and appropriate documents canceling the Options so terminated, appropriately endorsed or executed by the Optionholder, the Optionholder's Estate or the Optionholder's Trust, or his, her or its duly authorized representative.

         (c) Notwithstanding any other provision of this Section 7 and subject to Section 13, if there exists and is continuing a default or any event which after a notice or lapse of time or both would cause a default under any loan, guarantee or other agreement under which WCP or any of its subsidiaries, as defined in Section 424(f) of the Code ("Subsidiaries"), has borrowed money or such repurchase would result in any default or event of default on the part of WCP or any of its Subsidiaries under any such agreement or if the capital of WCP or any of its Subsidiaries is then impaired or would be impaired as a result of such repurchase or such repurchase would otherwise violate the General Corporation Law of the State of Delaware (each such occurrence being an "Event"), WCP shall not be obligated to repurchase any of the Option Shares from, or to make any payment with respect to the Options to, the Optionholder, the Optionholder's Estate and/or the Optionholder's Trust, as the case may be until the first business day which is five business days after all of the foregoing Events have ceased to exist (the "Repurchase Eligibility Date"), PROVIDED that (i) the Section 7 Repurchase Price shall be calculated as of the time of the delivery of a Redemption Notice in accordance with Section 7(b) and
(ii) the number of Option Shares subject to repurchase under this Section 7(c) and the number of Exercisable Option Shares (as defined in Section 10(a)) for purposes of calculating the Option Excess Price payable under Section 7(a), shall be that number of Option Shares and Exercisable Option Shares, respectively, held by the Optionholder, the Optionholder's Estate or the Optionholder's Trust, as the case may be, at the time of the delivery of a Redemption Notice in accordance with Section 7(b). All Options exercisable as of the date of a Redemption Notice shall continue to be exercisable until the repurchase pursuant to such Redemption Notice.

         (d) Notwithstanding any other provision of this Section 7 to the contrary, the Optionholder, the Optionholder's Estate or the Optionholder's Trust, as the case may be, shall have the right to withdraw any Redemption Notice which has been pending for 120 or more days and which has remained unsatisfied because of the provisions of Section 7(c).

         8. WCP'S RIGHT TO REPURCHASE OPTION SHARES AND TERMINATE OPTIONS OF OPTIONHOLDER.

         (a) If on or prior to the fifth anniversary of the Vesting date, (i) the Optionholder's employment with WCP (and, if applicable, its Subsidiaries) is voluntarily or involuntarily terminated for any reason whatsoever, with or without Cause or Good Reason, (ii) the beneficiaries of an Optionholder's Trust shall include any person or entity other than the Optionholder, his or her spouse or his or her lineal descendants by blood or adoption, (iii) the Optionholder shall effect a transfer of any of the Option Shares other than as permitted by this Agreement or (iv) there shall occur a transfer of Option Shares then held by the Optionholder pursuant to a bankruptcy proceeding, levy, property settlement or disposition pursuant to law incident to marital separation or divorce (alternatively, a "Call Event"), then WCP shall have the right to purchase all, but not less than all, of the Option Shares then held by the Optionholder, the Optionholder's Estate, the Optionholder's Trust, all Pledgees and any other transferees at the Section 8 Repurchase Price determined in accordance with Section 9 hereof; PROVIDED that the Call Event described in clause (iv) of this Section 8 shall entitle WCP to repurchase only the number of Option Shares that are the subject of the transfer resulting in the Call Event; and PROVIDED, FURTHER, that if the Call Event results from the death, Permanent Disability or Permitted Retirement of the Optionholder, or the termination of the Optionholder's employment by the Optionholder with Good Reason or by the Company without Cause, WCP shall have the right to purchase all, but not less than all, of the Option Shares held by the Optionholder, the Optionholder's Estate, the Optionholder's Trust and any Pledgee at the Section 7 Repurchase Price. WCP shall have a period of 75 days after the date of a Call Event (or the date of WCP's knowledge that a Call Event described in clause (ii) or (iii) above has occurred) in which to give notice in writing to the Optionholder of WCP's exercise of such repurchase election (the "Call Notice"). If (X) the Optionholder holds Option Shares and Options and WCP exercises its right to repurchase Option Shares pursuant to this Section 8 or (Y) the Optionholder holds only Options and WCP elects (in accordance with the requirements of the Call Notice), WCP shall also pay the Optionholder an amount equal to the Option Excess Price determined on the basis of the Section 8 Repurchase Price or
Section 7 Repurchase Price, as applicable, with respect to the termination of
(A) if the Call Event is described in clause (i), (ii) or (iii) above, all, but not less than all, of the then exercisable outstanding Options held by the Optionholder and (B) if the Call Event is described in clause (iv) above, a PRO RATA portion (based on the number of Option Shares that are the subject of the transfer) of the then exercisable outstanding Options held by the Optionholder.

         (b) Subject to Section 13 hereof, the completion of the purchases pursuant to Section 8 (a) shall take place at the principal office of WCP on the 15th business day after the giving of notice of the exercise by WCP of its right to purchase Option Shares and/or to terminate Options. All payments as described above shall be made by delivery to the Optionholder, the Optionholder's Estate, the Optionholder's Trust and/or the Pledgee, as the case may be, of a certified or bank check or checks in the appropriate amounts payable to the order of the Optionholder, the Optionholder's Estate, the Optionholder's Trust and/or the Pledgee, as the case may be, against delivery of certificates or other instruments representing the Option Shares so purchased and appropriate documents canceling the Options so terminated, in each case appropriately endorsed or executed by the Optionholder, the Optionholder's Estate, the Optionholder's Trust, the Pledgee or his or her or its duly authorized representatives.

         (c) Notwithstanding any other provision of this Section 8 to the contrary and subject to Section 13, if there exists and is continuing any Event, WCP shall delay the repurchase of any of the Option Shares or the Options (pursuant to a Call Notice timely given in accordance with Section 8(a) hereof) from the Optionholder, the Optionholder's Estate or the Optionholder's Trust, as the case may be, until the Repurchase Eligibility Date; PROVIDED that (i) the
Section 8 Repurchase Price or the Section 7 Repurchase Price, as the case may be, shall be calculated as of the time of the delivery of a Call Notice in accordance with Section 8(a) and (ii) the number of Option Shares subject to repurchase under this Section 8 and the number of Exercisable Option Shares for purposes of calculating the Option Excess Price payable under this Section 8, shall be the number of Option Shares and Exercisable Option Shares, respectively, held by the Optionholder, the Optionholder's Estate or the Optionholder's Trust, as the case may be, at the time of the delivery of a Call Notice in accordance with Section 8(a). All Options exercisable as of the date of a Call Notice shall continue to be exercisable until the repurchase pursuant to such Call Notice.

         (d) Notwithstanding any other provision of this Section 8 to the contrary, WCP's right to purchase Option Shares and cancel Options pursuant to this Section 8 shall terminate with respect to any Option Shares and Options that have not been so repurchased or canceled on or before the 120th day after the date of the Call Notice.

         9.       DETERMINATION OF REPURCHASE PRICE.

         (a) The Section 7 Repurchase Price and the Section 8 Repurchase Price are hereinafter collectively referred to as the "Repurchase Price." The Repurchase Price shall be calculated on the basis of the unaudited financial statements of the Company or the Market Price Per Share (as defined in Section 9(e)) as of the last day of the month preceding the month in which the event giving rise to the repurchase occurs (the "Repurchase Calculation Date"). The event giving rise to the repurchase shall be the transfer, death, Permanent Disability, Permitted Retirement or termination of employment, or other event, as the case may be, not the giving of any notice required pursuant to Section 7 or 8.

         (b) The Section 7 Repurchase Price per Option Share shall be equal to the greater of the Market Price Per Share and the Option Price Per Share.

         (c) (i) If the Call Event results from the occurrence of an event described in clauses (ii), (iii) or (iv) of Section 8(a), the Section 8 Repurchase Price per Option Share shall be equal to the lesser of (x) the Market Price Per Share and (y) the Option Price Per Share plus the product of (I) the Vested Percentage (as defined in Section 6) and (II) the amount, if any, by which the Market Price Per Share exceeds the Option Price Per Share.

                  (ii) If the Call Event results from the Optionholder's voluntary termination of employment other than for Good Reason, the
         Section 8 Repurchase Price per Option Share shall be equal to the Market Price Per Share.

                  (iii) If the Call Event results from the Optionholder's termination of employment by the Company with Cause, the Section 8 Repurchase Price per Option Share shall be equal to the lesser of the Market Price Per Share and the Option Price Per Share.

         (d) As used herein the term "Public Offering" shall mean the sale of shares of Common Stock to the public pursuant to a registration statement under the Act which has been declared effective by the Securities and Exchange Commission (other than a registration statement on Form S-8 or any other similar form) immediately after which sale an active trading market in the Common Stock exists; PROVIDED that an active trading market in the Common Stock shall be deemed to exist if the Common Stock is listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System, but the failure of the Common Stock to be so listed shall not PER SE be determinative as to whether an active trading market does not exist.

         (e) As used herein the term "Market Price Per Share" shall mean the price per share equal to the average of the last sale price of the Common Stock on each of the ten trading days prior to the Repurchase Calculation Date on each exchange on which the Common Stock may at the time be listed and on which the Common Stock traded on such date or, if there shall have been no sales on any of such exchanges on any such trading day, the average of the closing bid and asked prices on each such exchange at the end of each such trading day or, if there is no such bid and asked price on such trading day, on the next preceding date when such bid and asked price occurred or, if the Common Stock shall not be so listed, the average of the closing sales prices as reported by NASDAQ at the end of each of the ten trading days prior to the Repurchase Calculation Date in the over-the-counter market. If the Common Stock is not so listed or reported by NASDAQ, then the Market Price Per Share shall be the fair market value established by the Board acting in good faith.

         (f) As used herein the term "Aggregate Market Value" shall mean the product of (i) the number of shares of Common Stock to be applied as payment of the Exercise Price pursuant to Section 4(b)(iv)(B) and (ii) the Market Value Per Share as of the payment date.

         (g) In determining the Repurchase Price, appropriate adjustments shall be made for any future issuances of rights to acquire and securities convertible into Common Stock and any stock dividends, splits, combinations, recapitalizations or any other adjustment in the number of shares of outstanding shares of Common Stock.

         10. SHARES ISSUED TO OPTIONHOLDER UPON EXERCISE OF OPTIONS; TERMINATION OF OPTIONS.

         (a) All Options, whether or not then exercisable, shall be automatically terminated to the extent that, pursuant to the provisions of this Agreement, WCP shall pay the Optionholder an amount equal to the Option Excess Price with respect to such Options. If the Option Excess Price is zero or a negative number, all outstanding Options granted to the Optionholder, whether or not then exercisable, shall be automatically terminated upon the repurchase of any Option Shares pursuant to Section 7 or Section 8. For purposes hereof, "Option Excess Price" shall mean the excess, if any, of the Section 7 Repurchase Price or the Section 8 Repurchase Price, depending on which Repurchase Price is (or would be) used to repurchase the Option Shares, over the exercise price applicable to such Options multiplied by the number of Exercisable Option Shares. For purposes hereof, "Exercisable Option Shares" shall mean the shares of Common Stock which, at the time of determination, could be purchased by the Optionholder upon exercise of his or her outstanding exercisable Options.

         (b) Except as otherwise provided herein, the Options shall expire and cease to be exercisable to any extent after the first to occur of the following events:

                  (i) the tenth anniversary of the Vesting date; or

                  (ii) the date that is six months after the Optionholder's termination of employment by reason of death, Permanent Disability or Permitted Retirement; or

                  (iii) the first business day which is fifteen calendar days after the earlier of (A) 75 days after the Optionholder's termination of employment for any reason other than for Cause, Good Reason, death, Permanent Disability or Permitted Retirement, or (B) the delivery of notice by WCP that it does not intend to exercise its call right under
         Section 8; PROVIDED that in any event the Options shall remain exercisable under this Section 10 until at least 45 days after termination of the Optionholder's employment for any reason other than death, Permanent Disability, or Permitted Retirement; or

                  (iv) upon the occurrence of a Transfer Event (as hereinafter defined) and upon payment to the Optionholder of an amount in cash equal to the difference between (i) the product of (A) the Per Share Consideration (as hereinafter defined) received in such Transfer Event by a holder of Common Stock multiplied by (B) the number of Option Shares for which the unexercised Options are then exercisable and (ii) the aggregate Option Price Per Share for such unexercised Options which are then exercisable. For the purposes of this Section 10, the term "Per Share Consideration" shall mean the quotient of (x) the aggregate consideration paid or to be paid (but only as and when received) in respect of the Transfer Event to the holders of Common Stock of WCP, as applicable, divided by (y) the number of outstanding shares of Common Stock on a fully diluted basis (after giving effect to the exercise of all outstanding options to acquire Common Stock to the extent then exercisable); and the term "Transfer Event" shall mean any of a merger or consolidation involving WCP, a sale or exchange of all or substantially all of the assets of WCP, an acquisition by another corporation or other entity of 80% or more of WCP's outstanding shares of voting stock or the liquidation or dissolution of WCP.

         With respect to Options that are not exercisable, upon termination of employment for any reason other than death, Permanent Disability, or Permitted Retirement, as more fully set forth in Section 3(c) hereof.

         11.      WCP'S REPRESENTATIONS AND WARRANTIES.

         (a) WCP represents and warrants to the Optionholder that (i) this Agreement has been duly authorized, executed and delivered by WCP and (ii) the Option Shares, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

         (b) WCP shall file the reports required to be filed by it under the Act and the Exchange Act to the extent required from time to time to enable the Optionholder to sell Option Shares without registration under the Act within the limitations of the exemptions provided by (i) Rule 144 under the Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 11(b), WCP may deregister under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder, and, upon such deregistration, shall be relieved of its obligations to file reports pursuant to this Section 11(b). Nothing in this Section 11(b) shall be deemed to limit in any manner the restrictions on sales of Option Shares contained in this Agreement.

         12.      "PIGGYBACK" REGISTRATION RIGHTS.

         (a) If WCP, in connection with any Public Offering, plans to register any shares of Common Stock held by WCP Associates, L.P., APC Associates, L.P., GR Associates, L.P., KKR Partners II, L.P. or any other KKR Affiliate (as defined below) (the "Institutional Investors") for public offering pursuant to the Act, WCP will promptly notify the Optionholder in writing (a "Registration Notice") of such proposed registration (the "Proposed Registration"). If within ten business days of the receipt by the Optionholder of such Registration Notice (and, in any event, within 15 business days after such Registration Notice is sent by WCP), WCP receives from the Optionholder, the Optionholder's Estate or the Optionholder's Trust a written request (a "Registration Request") to register Option Shares held by the Optionholder, the Optionholder's Estate or the Optionholder's Trust (which Registration Request will be irrevocable unless otherwise mutually agreed to in writing by the Optionholder and WCP), Option Shares will be so registered as provided in this Section 12; PROVIDED that for each such Proposed Registration only one Registration Request, which shall be executed by the Optionholder, the Optionholder's Estate or the Optionholder's Trust, as the case may be, may be submitted for all Registrable Securities held by the Optionholder, the Optionholder's Estate and the Optionholder's Trust, respectively. All Option Shares acquired by the Optionholder pursuant to the exercise of Options granted pursuant to this Agreement and held by the Optionholder, the Optionholder's Estate or the Optionholder's Trust, including shares purchased upon the exercise of Options, shall be deemed to be Registrable Securities.

         (b) The maximum number of Option Shares which will be registered pursuant to a

Registration Request will be the lowest of (i) the number of Option Shares then held by the Optionholder (which for purposes of this subparagraph (b) shall include shares held by the Optionholder's Estate or a Optionholder's Trust), including all Option Shares which the Optionholder is then entitled to acquire under an unexercised Option to the extent then exercisable (the "Maximum Shares"), (ii) the Maximum Shares then held by the Optionholder multiplied by the ratio of (A) the number of shares of Common Stock to be registered by the Institutional Investors in the Proposed Registration to (B) the total number of shares of Common Stock beneficially owned by all Institutional Investors and
(iii) the maximum number of shares which the Optionholder can register in the public offering pursuant to any limits set by the managing underwriter for inclusion in such public offering and agreed to in good faith by WCP.

         (c) Except as may otherwise be provided in this Section 12, Option Shares will be registered by WCP and offered to the public pursuant to this
Section 12 on the same terms and subject to the same conditions applicable to registration in the Proposed Registration of shares held by an Institutional Investor. Such terms and conditions shall include, without limitation: the public offering price; the payment of fees, commissions and expenses; the provision of, and representation and warranty as to, information requested by WCP; and the provision of requisite indemnifications.

         (d) Upon delivering a Registration Request, the Optionholder will, if requested by WCP, execute and deliver a Custody Agreement and Power of Attorney in form and substance satisfactory to WCP with respect to the Option Shares to be registered pursuant to this Section 12 (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that the Optionholder, the Optionholder's Estate or the Optionholder's Trust, as the case may be, will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such Option Shares (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Optionholder, the Optionholder's Estate's or the Optionholder's Trust's, as the case may be, agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on behalf of the Optionholder, the Optionholder's Estate or the Optionholder's Trust, as the case may be, with respect to the matters specified therein. The Optionholder agrees that he will execute such other agreements as WCP may reasonably request to further evidence the provisions of this Section 12.

         13. CONTINUED EXERCISABILITY OF WCP'S RIGHT OR OBLIGATION TO REPURCHASE. Notwithstanding anything to the contrary contained in Sections 7 and 8 hereof, if at any time consummation of all purchases and payments to be made by the Company pursuant to this Agreement and the Other Stock Option Agreements would result in an Event, then the Company shall make purchases from, and payments to, the Optionholder and Other Optionholders pro rata (on the basis of the proportion of the number of Option Shares and the number of Options each such Optionholder and all Other Optionholders have elected or are required to sell to the Company) for the maximum number of Option Shares and shall pay the Option Excess Price for the maximum number of Options permitted without resulting in an Event (the "Maximum Repurchase Amount"). The provisions of
Section 7(d) and 8(c) shall apply in their entirety to payments and repurchases with respect to Options and Option Shares which may not be made due to the limits imposed by the Maximum Repurchase Amount under this Section
13. Until all of such Options and Option Shares are purchased and paid for by the Company, the Optionholder and the Other Optionholders whose Options and Option Shares are not purchased in accordance with this Section 13 shall have priority, on a pro rata basis, over other purchases of Options and Option Shares by the Company pursuant to this Agreement and Other Stock Option Agreements.

         14. RIGHT TO NEGOTIATE PURCHASE PRICE. Nothing contained in this Agreement shall be deemed to restrict or prohibit WCP from purchasing Option Shares and the Options from the Optionholder, the Optionholder's Estate or the Optionholder's Trust, at any time, for such price upon such other terms and conditions as may be mutually agreed upon between such parties, whether or not at the time of such purchase circumstances exist which specifically grant WCP the right to purchase, or the Optionholder, the Optionholder's Estate or the Optionholder's Trust to sell, Option Shares and the Options under the terms of this Agreement, and all such purchases shall be deemed to be in accordance with the terms of this Agreement.

         15. COVENANT REGARDING 83(B) ELECTION. EXCEPT AS WCP MAY OTHERWISE AGREE IN WRITING, THE OPTIONHOLDER HEREBY COVENANTS AND AGREES THAT TO THE EXTENT (IF ANY) APPLICABLE TO THE GRANT OR EXERCISE OF OPTIONS HEREUNDER, HE OR SHE WILL MAKE AN ELECTION UNDER SECTION 83(B) OF THE CODE PURSUANT TO TREASURY REGULATION SECTION 1.83-2 WITH RESPECT TO ANY OPTION SHARES ISSUED UPON EXERCISE OF THE OPTIONS. THE OPTIONHOLDER FURTHER COVENANTS AND AGREES THAT HE OR SHE WILL FURNISH WCP WITH COPIES OF THE FORM OF ANY SUCH ELECTION THE OPTIONHOLDER FILES WITHIN 30 DAYS AFTER EACH EXERCISE OF ANY OF THE OPTIONS AND WITH EVIDENCE THAT EACH SUCH ELECTION (IF ANY) HAS BEEN FILED IN A TIMELY MANNER.

         16. NOTICE OF CHANGE OF BENEFICIARY. Immediately prior to any transfer of Option Shares to the Optionholder's Trust, the Optionholder shall provide WCP with a copy of the instruments creating the Optionholder's Trust and with the identity of the beneficiaries of the Optionholder's Trust. The Optionholder shall notify WCP immediately prior to any change in the identity of any beneficiary of the Optionholder's Trust.

         17.      EXPIRATION OF CERTAIN PROVISIONS.

         (a) The provisions contained in Sections 7 and 8 of this Agreement, and the portions of other provisions of this Agreement which incorporates the provisions of Sections 7 and 8, shall terminate and be of no further force or effect with respect to any Option Shares which are permitted to be sold by the Optionholder pursuant to this Agreement and which are sold by the Optionholder
(i) pursuant to an effective registration statement filed by the Company under the Act or (ii) pursuant to Rule 144, as amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         (b) The provisions contained in Sections 5(f), 6, 7, 8 and 15 of this Agreement, and the portion of any other provisions of this Agreement which incorporate the provisions of any of such Sections, shall terminate and be of no further force or effect upon the consummation of a Change of Control. For purposes of this Section, "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company taken as a whole to any "person" or "group" (as such terms are used in Sections 13(d)(3) of the Exchange Act) other than the "KKR Affiliates" (as hereinafter defined), (ii) the adoption of a plan relating to the liquidation or dissolution of WCP, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the KKR Affiliates, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of WCP, (iv) the consummation of the first transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as defined above), directly or indirectly, of more of the voting stock of WCP than is at the time "beneficially owned" (as defined above) by the KKR Affiliates. For purposes of this Agreement, "KKR Affiliate" shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, Kohlberg Kravis Roberts & Co., L.L.P., its successors or assigns; "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature, and "control" shall have the meaning given such term under Rule 405 of the Act.

         18. RECAPITALIZATION. (a) Except as otherwise provided herein, in the event that the outstanding shares of the stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionholder's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share. Any such adjustment made by the Committee shall be final and binding upon the Optionholder, the Company and all other interested persons.

         (b) Except to the extent otherwise provided by Section 17 hereof, the provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Option Shares and the Options, to any and all capital stock of WCP and any partnership units, capital stock or other security evidencing ownership interests in any successor or assign of WCP (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of Option Shares and the Options, by reason of any dividend, distribution, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

         19. OPTIONHOLDER'S EMPLOYMENT BY THE COMPANY. Nothing contained in this Agreement or in any other agreement entered into by the Company and the Optionholder in connection with the execution of this Agreement (i) obligates the Company to employ the Optionholder in any capacity whatsoever or (ii) prohibits or restricts the Company from terminating the employment, if any, of the Optionholder at any time or for any reason whatsoever, with or without cause, and the Optionholder hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever to the Optionholder concerning the Optionholder's employment or continued employment by the Company except as otherwise set forth in a separate written agreement between the Company and the Optionholder.

         20. STATE SECURITIES LAWS. WCP hereby agrees to use all reasonable efforts to comply with all state securities or "blue sky" laws, which might be applicable to the issuance of the Option Shares to the Optionholder.

         21. BINDING EFFECT. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under Section 5(b) hereof, such transferee shall be deemed to be the Optionholder hereunder; PROVIDED that no transferee (including, without limitation, any transferee referred to in Section 5(b) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to WCP a valid undertaking and becomes bound by the terms of this Agreement.

         22. AMENDMENT. This Agreement may be amended only by a written agreement or instrument signed by the Parties hereto; PROVIDED that WCP may, in its discretion, amend this Agreement by a written agreement or instrument signed only by WCP to reduce or eliminate any restriction on the sale, transfer or other disposition of Option Shares.

         23. CLOSING. Except as otherwise provided herein, the closing of each purchase and sale of Option Shares and any outstanding Options pursuant to this Agreement shall take place at the principal office of WCP on the 15th business day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell hereunder.

         24. APPLICABLE LAW. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law.

         25. ASSIGNABILITY OF CERTAIN RIGHTS BY WCP. WCP shall have the right to assign any or all of its rights or obligations to purchase Option Shares and any outstanding Options pursuant to Sections 7 and 8 hereof.

         26. PAYMENT BY WCP. If at any time WCP purchases Option Shares or any outstanding Options from the Optionholder hereunder, and the Optionholder is indebted to WCP in any amount whatsoever, WCP, in its sole discretion, may apply all or any part of such indebtedness to the purchase price.

         27. NOTICES. All notices and other communications necessary or contemplated under this Agreement shall be in writing and shall be delivered in the manner specified herein or, in the absence of such specification, shall be deemed delivered when delivered in person or sent by first-class mail (certified or registered mail, return receipt requested, postage prepaid), facsimile or overnight air courier guaranteeing next day delivery, addressed as follows:

         (a) If to WCP, to it at the following address:

             World Color Press, Inc.
             The Mill
             340 Pemberwick Road
             Greenwich, Connecticut  06831
             Facsimile No.: (203) 532-4371
             Attn:    Chief Legal Officer

         (b) If to the Optionholder, to him or her at the following address:

             Robert G. Burton
             170 Clapboard Ridge Road
             Greenwich, Connecticut  06831

         28. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         29. SECTION HEADINGS. The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof

         30. REMEDIES FOR VIOLATIONS. The Parties agree that they would be irreparably damaged and that money damages would not be a sufficient remedy in the event that the Parties do not follow this Agreement. In the event of any such breach, the non-breaching Party shall be entitled, without being required to post a bond or other security, to equitable relief (including, without limitation, injunction and specific performance) as a remedy for such breach. Such remedies shall not be deemed to be the exclusive remedies for any such breach but shall be in addition to all other remedies available at law or equity to the non-breaching Party.

         31. DUTIES AND POWERS OF COMMITTEE. It shall be the duty of the Committee to administer this Agreement in accordance with its provisions. The Committee shall have the power to interpret this Agreement and the terms of the Options granted hereunder. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionholder, Company, and all other interested persons.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                           WORLD COLOR PRESS, INC.


                                           By: /s/ Jennifer L. Adams
                                               ------------------------------
                                               Jennifer L. Adams
                                               Vice Chairman


                                               /s/ Robert G. Burton
                                               ------------------------------
                                               Robert G. Burton